Exhibit 10.1

FIFTH AMENDMENT TO THE

INSPIREMD, INC. 2013 LONG-TERM INCENTIVE PLAN

This FIFTH AMENDMENT TO THE INSPIREMD, INC. 2013 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of March 21, 2019 (the “Effective Date”) is made and entered into by InspireMD, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the InspireMD, Inc. 2013 Long-Term Incentive Plan, as amended (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Company’s Board of Directors (the “Board”) may amend the Plan at any time and from time to time;

WHEREAS, the Company previously reserved a total of nine million seven hundred thousand (9,700,000) shares of common stock of the Company, par value $0.0001 (“Common Stock”), to be delivered pursuant to awards under the Plan;

WHEREAS, on October 1, 2015, the Company effected a one-for-ten reverse stock split such that, after giving effect to the reverse stock split, there were nine hundred seventy thousand (970,000) shares of Common Stock reserved for issuance under the Plan;

WHEREAS, on April 18, 2016, the Board and, on May 24, 2016, at the Company’s 2016 annual meeting of stockholders, the stockholders, approved an amendment to the Plan to increase the number of shares of Common Stock available for issuance pursuant to awards under the Plan by ten million (10,000,000) shares, to a total of ten million nine hundred seventy thousand (10,970,000) shares of Common Stock;

WHEREAS, on August 4, 2016, the Board and, on September 28, 2016, at the Company’s special meeting of stockholders, the stockholders, approved an amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by six million three hundred thousand (6,300,000) shares, to a total of seventeen million two hundred seventy thousand (17,270,000) shares of Common Stock;

WHEREAS, on October 7, 2016, the Company effected a 1-for-25 reverse stock split such that, after giving effect to the reverse stock split, there were six hundred ninety thousand eight hundred (690,800) shares of Common Stock reserved for issuance pursuant to awards under the Plan;

WHEREAS, on February 7, 2018, the Company effected a 1-for-35 reverse stock split such that, after giving effect to the reverse stock split, there were nineteen thousand seven hundred thirty-seven (19,737) shares of Common Stock reserved for issuance pursuant to awards under the Plan;

WHEREAS, on May 23, 2018, the Board and, on October 24, 2018, at the Company’s 2018 annual meeting of stockholders, the stockholders, approved an amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by eight million nine hundred thousand (8,900,000) shares, to a total of eight million nine hundred nineteen thousand seven hundred thirty-seven (8,919,737) shares of Common Stock;

WHEREAS, the Company intends, at its next annual meeting of its stockholders, to seek stockholder approval of a reverse stock split in the range of 1-for-25 to 1-for-50 (the “Reverse Stock Split”);

WHEREAS, the Board desires to amend the Plan to (i) increase the number of shares of Common Stock that may be delivered pursuant to awards under the Plan by an additional 25,000,000 shares, for an aggregate maximum total of 33,919,737 shares of Common Stock available for issuance under the Plan; provided, however, that such number of shares will be adjusted, in accordance with Article 11 of the Plan, if the Reverse Stock Split is approved by the Company’s stockholders and (ii) to reflect certain changes to the Internal Revenue Code of 1986, as amended, upon the enactment of the Tax Cuts and Jobs Act of 2017; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Article 9 of the Plan and subject to stockholder approval, the Plan is hereby amended, effective as of the date hereof, as follows:

1. Section 2.17 of the Plan is hereby amended by deleting the phrase “or a ‘covered employee’ as defined in Section 162(m)(3) of the Code” from said Section in its entirety.

2. Section 3.1 of the Plan is hereby amended by deleting the phrase “‘outside directors’ under Section 162(m) of the Code and” from the second paragraph of said Section in its entirety.

3. Section 3.3 of the Plan is hereby amended by deleting the phrase “Section 162(m) of the Code,” from the third paragraph of said Section in its entirety.

4. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 30,480,435 shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5. Section 6.1 of the Plan is hereby amended by deleting the phrase “, (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder” from said Section and replacing it with the phrase “and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.”

6. Section 6.4 of the Plan is hereby amended by deleting the phrase “, to the extent applicable and in the event the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder” from said Section in its entirety.

7. Section 6.5 of the Plan is hereby amended by deleting the phrase “, (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a SAR shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder” and replacing it with the phrase “and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.”

8. Section 6.6 of the Plan is hereby amended by deleting the phrase “, (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a Restricted Stock Unit award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder” and replacing it with the phrase “and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.”

9. Section 6.7(a) of the Plan is hereby amended by deleting the second paragraph of said Section in its entirety.

10. Section 6.7(a) of the Plan is hereby further amended by deleting the phrase “With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines” and replacing it with the phrase “If the Committee determines.”

11. Section 6.7(c) is amended by deleting said Section in its entirety.

12. Section 6.10 of the Plan is hereby amended by deleting the phrase “, where applicable, shall be within the meaning of Section 162(m) of the Code and” with the word “shall.”

13. Section 6.10 of the Plan is hereby further amended by deleting the last sentence of said Section in its entirety.

14. Article 9 of the Plan is hereby amended by deleting the phrase “Sections 162(m), 421, and 422 of the Code” and replacing it with the phrase “Sections 421 and 422 of the Code”.

15. Section 15.5 of the Plan is hereby amended by deleting the phrase “and Section 162(m) of the Code” in its entirety.

16. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof, and all awards granted under the Plan prior to the Effective Date shall continue to be governed pursuant to the terms of the Plan as in effect immediately prior to the Effective Date.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

INSPIREMD, INC.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer, Chief Administrative Officer, Treasurer and Secretary